Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-133368, No. 333-138070, No. 333-141571, No. 333-148924, No. 333-156995 and No. 333-164567) of Vanda Pharmaceuticals Inc. of our report dated March 15, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
March 15, 2010